SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 14, 2003

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 9.	Regulation FD Disclosure

Federated Department Stores, Inc. ("Federated"), today posted the following weekly sales update on its Internet website:

"This is the update for the first week of April 2003 including sales from Sunday April 6th through Saturday April 12th. The four week fiscal month of April runs from April 6th through May 3rd this year.

While April is particularly difficult to read, given the timing of the Easter holiday, our current expectation is for comp store sales to be down in the range of -2 to -3% for the month of April as a whole."

The informational statements contained in this release are the exclusive property of Federated and may not be reproduced, in whole or in part, in any manner, without the prior written consent of Federated.

This release contains certain forward-looking statements that reflect current views of the financial performance and future events of Federated. The words "expect", "plan", "anticipate", "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results of the operations of Federated could differ materially from historical results or current expectations due to a variety of factors that affect Federated, including competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogues and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, and the effect of weather.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: April 14, 2003	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary